First Amendment to
                           CONSTRUCTION LOAN AGREEMENT

         This FIRST AMENDMENT TO CONSTRUCTION LOAN AGREEMENT is made by and between THE CANYONS RESORT PROPERTIES, INC., a Maine corporation authorized to do business in Utah (collectively the "Borrower") having its principal place of business and mailing address at Sunday River Access Road, P.O. Box 450, Bethel, ME 04217 and KEYBANK NATIONAL ASSOCIATION, a national bank with a place of business at 70 Federal Street, Boston, Massachusetts 02110 (the "Lender" or "Bank").

         Whereas Borrower and Lender entered into a Construction Loan Agreement dated December 18, 1998 (the "Loan Agreement"), the terms of which are incorporated herein by reference;

         Whereas Borrower and Lender desire to amend certain provisions of the Loan Agreement identified below.

         NOW THEREFORE, the parties hereby agree as follows:

I.       Project Budget

         The budget for total estimated Project Costs originally attached to the Loan Agreement as Exhibit D is hereby amended to include Exhibit D-1, which shall control in the event of any conflict.

Amended Section 9.19 re Financial Covenants

         Section 9.19 of the of the Loan Agreement is hereby amended and restated as follows:

     "SECTION 9.19. Financial Covenants. The Borrower covenants and agrees that, so long as the Loan is outstanding:

a) Appraised Value. The outstanding balance of the Loan shall not at any time exceed seventy-seven percent (77%) of the Appraised Value of the entire Mortgaged Property. If as a result of any such Appraisal such ratio is greater than the percentages of the Loan specified above and Borrower fails to reduce the outstanding Loan balance or provide additional collateral securing the Loan then such event shall be an Event of Default under this Agreement at the option of Lender, which shall entitle Lender to exercise any one or more default remedies under the Loan Documents as set forth in said documents and this Agreement.

b)        Borrower's Liquidity. [deleted]

c) Guarantor Tangible Net Worth. Guarantor shall maintain a Tangible Net Worth equal to or greater than Sixty Million Dollars ($60,000,000). "Tangible Net Worth" shall mean the excess of (i) all assets of Borrower excluding intangible assets such as goodwill, over (ii) all liabilities of Borrower excluding Intercompany Debt and excluding the Senior Note Guaranty for so long as it is a contingent liability, all as determined in accordance with generally accepted accounting principles consistently applied. "Intercompany Debt" shall mean the Indebtedness of Guarantor to American Ski Company. "Senior Note Guaranty" shall mean the guaranty by Borrower of the Series A and Series B 12% Senior Subordinated Notes due 2006 pursuant to the Indenture dated June 28, 1996.

d)        Guarantor's EBITDA. [deleted]

e) Guarantor's Liquidity. Guarantor shall obtain and maintain a minimum average of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) over the course of each fiscal quarter consisting of the sum of: (i) Guarantor's unrestricted cash; (ii) funds which Guarantor is entitled to borrow under Guarantor's Amended and Restated Credit Agreement dated January 8, 1999 with BankBoston, N.A. as Agent for the lenders in the amount of $58,000,000, inclusive of any cash in cash collateral accounts; and (iii) Guarantor's marketable securities consisting obligations of the United States of America or securities listed and regularly traded national securities exchanges in the United States (i.e., New York or NASDAQ national market securities) other than the securities of an Affiliate and which are acceptable to Lender
          (collectively the "Guarantor's Liquidity"). Lender shall have the right to confirm with BankBoston N.A. or its successors and assigns the availability of such funds under the Amended and Restated Credit Agreement. The Guarantor's Liquidity shall be reported at the end of each fiscal quarter of Guarantor, but be a measured average determined on a weekly basis. Notwithstanding anything to the contrary contained within, the minimum average of the Guarantor's Liquidity required for the fiscal quarter ending October, 1999, under the foregoing formula shall be reduced to Three Million Dollars ($3,000,000) for that one fiscal quarter only, after which the required Guarantor's Liquidity minimum of 7,500,000 shall be reinstated."

III.     Additional Fee

          In addition to the commitment fee in the amount of $217,500.00 previously paid, Borrower shall pay Lender an additional fee of $200,000 at the time of the execution of this Agreement, and drawable from proceeds of the Loan.

IV. SECTION 10.7(d) re Wolf Mountain Subordination.

     The provisions of SECTION 10.7(d) regarding Wolf Mountain Resort L.C., a Utah limited liability company (the "Junior Creditor") is hereby amended and restated as follows:

             (d) junior mortgage in favor of Junior Creditor, subject however to the Subordination Agreement, which agreement shall include provisions as follows:

(i) requiring the Junior Creditor to join in the creation of the Condominium Units to the extent required to validly form a condominium under the Utah Condominium Act.
(ii) that insurance proceeds and condemnation awards with respect to the Mortgaged Property shall be applied in such manner as Lender may direct, including applicable to the expenses of reconstruction and rebuilding of the Mortgaged Property or to reduction of the Loan balance;
(iii) providing that 100% of the net sale proceeds of the Condominium Units shall be applied to the Loan until the Loan is paid in full, and that Junior Creditor shall deliver into escrow with the Title Company discharges and terminations of its junior mortgage to be released upon payment in full of its $2,097,495.60 loan secured by the junior mortgage, subject to the Guarantor's agreement to repay the Loan from Lender to the level where the net available proceeds of sale under the Purchase and Sale Agreements are sufficient to repay in full the Junior Loan and the Loan; and
(iv) contain such other provisions as Lender may require.

V.       Section 13.1 (g) . Revised Event of Default

         Section 13.1 (g) regarding Events of Default" is hereby amended and restated as follows:

"(g) Borrower or Guarantor or American Skiing Company ("ASC") fails to pay at maturity or within any applicable grace period any obligation for money borrowed or credit advanced, or any other material agreement by which it is bound, evidencing or securing money borrowed or credit advanced, including without limitation the loan from the Junior Creditor to Borrower, and such failure or default shall continue without waiver thereof beyond any period of grace provided with respect thereto, which failure or default shall or could have a material adverse effect upon the financial condition of Borrower or Guarantor or ASC, provided, however, that Borrower and Guarantor or ASC shall not be required to pay any such third party debt, tax, assessment, charge or levy if the same shall not at the time be due and payable or can be paid thereafter without penalty or if the validity thereof shall currently be contested in good faith by appropriate proceedings and in addition, except as to debts, if adequate reserves with respect to such judgment, tax, assessment, charge or levy have been established to the reasonable satisfaction of Lender; or"

VI.      Post Closing Easement Agreement and Other Matters

         Borrower acknowledges that it has not provided the Easement Agreement consisting of The Canyons Village Resort Easement and Management Agreement to be entered into among ASC Utah, Inc., Guarantor and Borrower in form and substance acceptable to Lender all to be recorded in the Summit County, Utah Public
Records with releases or subordinations from all other parties with liens or interests therein, all to be in form and substance acceptable to Lender as of the date of the execution of this Amendment.

         As an interim measure, Borrower shall obtain and record the Interim Easement Agreement with ASC Utah, Inc., Guarantor and Borrower. On or before May 30, 1999, Borrower shall obtain a consent and subordination from the mortgagees of Guarantor and ASC Utah, Inc. in form and substance acceptable to Lender. On or before June 30, 1999, Borrower shall be in full compliance with the foregoing master Easement Agreement requirement identified in the first paragraph of this section. In the event that Borrower fails to comply with the foregoing, Lender may suspend subsequent advances on the Loan.

          The Borrower further acknowledges that Lender's initial advance shall not constitute a waiver of Lender's right to require that Borrower fully comply with all other requirements for the initial advance under the Loan Agreement.

VII.     Ratification.

         Except as expressly set forth above, the Loan Agreement shall remain in full force and effect. In requesting this First Amendment Borrower and Guarantor hereby represents to Lender, and Lender in agreeing to this Agreement relies upon the representation of Borrower and Guarantor, that: (i) the Loan Agreement, Note and all other loan documents governing or securing the Loan Agreement and Note delivered by Borrower and Guarantor to Lender are each legal, valid and enforceable according to their respective terms; (ii) the Borrower and Guarantor have no defenses or claims against Lender with respect to its obligations under the Loan Agreement, Note or other loan documents; (iii) other than as are reflected in any written, signed agreements between Lender and Borrower or Guarantor in existence as of the date hereof and still in effect, there are no amendments or modifications of the Loan Agreement, Note or the loan documents.

         Nothing contained herein shall be deemed to waive, forgive or otherwise relieve Borrower and Guarantor from their continuing obligations to comply with the Loan Agreement, the Note and all other Loan Documents, including without limitation compliance with the conditions precedent to the initial advance set forth in Article 11 of the Loan Agreement. which Borrower acknowledges remains unsatisfied as of this date.

         IN WITNESS WHEREOF, the undersigned have duly executed this First Amendment as a sealed instrument as of April ____, 1999 at Portland, Maine.

                                             The Canyons Resort Properties, Inc.

                                          By: /s/ Mark P. Girard
------------------------                     -----------------------------------
Witness                                      Its Vice President

                                             KEYBANK NATIONAL ASSOCIATION

                                          By: /s/ John Shea
------------------------                     -----------------------------------
Witness                                      Its Vice President

                                 Seen and agreed as guarantor:

                                 AMERICAN SKIING COMPANY RESORT PROPERTIES, INC.

                                          By: /s/ Mark P. Girard
------------------------                     -----------------------------------
Witness                                      Its Vice President